Exhibit 99.1

Theravance Biopharma, Inc. Reports First Quarter 2026
Financial Results and Provides Corporate Update

•	YUPELRI® Collaboration Revenue increased 15% year-over-year[1], from $15.4 million to $17.7 million, driven by continued Net Sales growth and improved operating leverage
•	All Hatch-Waxman litigation relating to YUPELRI® has been resolved following settlement with Mankind Pharma in March
•	Organizational restructuring and cost reduction initiatives on track; delivered ~20% reduction in Operating Expenses year-over-year (excluding restructuring items)
•	Q1 2026 TRELEGY net sales, reported by GSK, of $873 million, up 2% year-over-year; high confidence in achieving the $100 million 2026 milestone payment[2]
•	Strategic Review Committee actively evaluating a range of opportunities to maximize shareholder value
•	Quarter-end cash balance of $395 million and no debt

DUBLIN, IRELAND – May 7, 2026 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial and operational results for the first quarter of 2026.

"We delivered strong financial performance in the first quarter, reinforcing the quality of our commercial asset, our robust balance sheet and the important actions underway to reshape our cost structure, following the outcome of the CYPRESS study,” said Rick E Winningham, Chief Executive Officer of Theravance Biopharma. “YUPELRI® continues to deliver sustained net sales growth and expanding profitability, supported by growing community and hospital adoption, improved net pricing, and the recent resolution of generic litigation, driving increased long-term value for the franchise. TRELEGY also continued to perform well, and we remain confident that we will achieve the $100 million milestone payment associated with 2026 net sales. The entire Theravance team is acting with discipline and urgency, and we are confident that the continued execution against our strategic priorities and the Board’s ongoing review process will maximize value for shareholders."

Strategic Review Committee

In 2024, the Theravance Board of Directors formed a Strategic Review Committee (the “Committee”) composed entirely of independent directors to assess all strategic alternatives available to the Company. Since then, the Committee has been working on an ongoing basis with Lazard, its independent financial advisor, to evaluate opportunities to maximize shareholder value, including under multiple potential outcomes for the CYPRESS study, which the Company announced on March 3rd did not meet the primary endpoint. Building upon this work, the Committee is acting with urgency to evaluate a broad range of value maximizing and tax efficient alternatives, including but not limited to a sale of the Company. In connection with the Company’s March 3rd announcement to wind down the ampreloxetine program and implement an organizational restructuring, the Committee has accelerated its evaluation of strategic alternatives for the Company. There can be no assurance that the Committee’s strategic review process will result in any transaction. Theravance Biopharma does not intend to disclose further developments on this review process unless and until it determines that such disclosure is appropriate or necessary.

1 In the U.S., Viatris is leading the commercialization of YUPELRI, and the Company co-promotes the product under a profit and loss sharing arrangement (65% to Viatris; 35% to the Company).

2 Payment from Royalty Pharma (RP) will be triggered if RP receives certain minimum royalty payments from GSK based on TRELEGY global net sales.

Operational Highlights

YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized LAMA (long-acting muscarinic antagonist) bronchodilator approved in the U.S. for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD):

•	Quarterly U.S. net sales of $62.4 million, recognized by Viatris, in Q1 2026, increasing 7% year-over-year (YoY) (Q1 2026 vs Q1 2025)[1] driven by customer demand growth of 4% YoY (Q1 2026 vs Q1 2025)[3], consistent with typical first quarter seasonality, and improved net pricing.
•	Increased doses pulled through the hospital channel by 19% YoY (Q1 2026 vs Q1 2025), reflecting another excellent quarter of growth.[4]
•	Theravance and Viatris (Mylan) entered into a settlement in March with Mankind Pharma Ltd. with a licensed launch date of April 23, 2039, subject to certain exceptions and other provisions customary for agreements of this type.
o	With this settlement agreement, all Hatch-Waxman litigation relating to YUPELRI® (revefenacin) inhalation solution has been resolved.

TRELEGY

GSK reported first quarter 2026 global net sales of $873 million (up 2% vs. the first quarter of 2025)5:

•	FY 2025 global net sales of approximately $3.9 billion triggered a $50M milestone payment from Royalty Pharma, with cash received in February 2026.
•	FY 2026 global net sales of ~$3.5 billion required to trigger an additional $100M milestone payment from Royalty Pharma.

Organizational Restructuring Update

•	Following the announcement of the Company’s Phase 3 CYPRESS results in March, Theravance has made progress on its organizational restructuring.
•	As an early indicator of this progress, Operating Expenses (excluding restructuring costs) decreased approximately 20% year-over-year in Q1 2026 compared to Q1 2025, with more material reductions expected in Q2 2026 and full run-rate savings anticipated beginning in Q3 2026.

3 Source: Viatris Customer Demand (Q1’26).

4 Source: IQVIA DDD, HDS, VA and Non-Reporting Hospital through Mar ’26.

5 GSK-reported Net Sales in USD.

•	The Company reaffirms it is on track to reduce operating expenses by approximately 60%, resulting in approximately $60 - $70 million of annualized cash flow, with the full benefit expected to be realized beginning in the third quarter of 2026.

First Quarter Financial Results

•	Revenue: Total revenue for the first quarter of 2026 was $17.7 million, consisting entirely of Viatris collaboration revenue. Viatris collaboration revenue increased by $2.3 million, or 15%, in the first quarter compared to the same period in 2025. The Viatris collaboration revenue represents amounts receivable from Viatris and comprises the Company’s 35% share of net sales of YUPELRI, as well as its proportionate amount of the total shared commercial costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the first quarter of 2026 was $21.9 million which represented a 7% increase compared to the same period in 2025.

•	Research and Development (R&D) Expenses: R&D expenses for the first quarter of 2026 were $5.8 million, compared to $11.5 million in the same period in 2025. The reduction was driven by the corporate restructuring announced in March 2026 and ongoing wind-down of the CYPRESS clinical trial. First quarter R&D expenses included total non-cash share-based compensation of $0.6 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the first quarter of 2026 were $17.7 million, compared to $18.4 million in the same period in 2025. First quarter SG&A expenses included total non-cash share-based compensation of $2.9 million.

•	Restructuring Expenses: Restructuring expenses for the first quarter of 2026 were $3.6 million and were comprised of severance costs and termination-related benefits. Cash restructuring costs were $2.6 million and non-cash restructuring costs were $1.0 million.

•	Share-Based Compensation: Total share-based compensation expenses for the first quarter of 2026 were $4.5 million which included restructuring-related share-based compensation expense. Excluding restructuring-related expenses, share-based compensation was $3.5 million, compared to $4.9 million in the same period in 2025. Share-based compensation expenses for the first quarter of 2026 consisted of $0.6 million for R&D, $2.9 million for SG&A, and $1.0 million related to the restructuring.

•	Net Loss: Net loss was $4.9 million in the first quarter of 2026 compared to a net loss of $13.6 million in the same period in 2025.

•	Non-GAAP Net Income (Loss) from Operations[6]: Non-GAAP net income from operations was $0.6 million in the first quarter of 2026 compared to a non-GAAP net loss from operations of $8.6 million in the same period in 2025. See the section titled "Non-GAAP Financial Measures" for more information.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $394.7 million as of March 31, 2026. The Company received a $25.0 million YUPELRI U.S. sales milestone from Viatris in January 2026 and a $50.0 million TRELEGY milestone from Royalty Pharma in February 2026.

•	Shares Outstanding: The Company had 51,514,968 ordinary shares outstanding as of March 31, 2026.

2026 Financial Guidance

Theravance Biopharma is implementing an organizational restructuring to streamline costs and align its resources with its commercial focus on YUPELRI. The restructuring will involve winding down the R&D function and significantly reducing the G&A function. The restructuring is expected to reduce operating expenses by approximately 60%, relative to 2025 actuals of $111.1 million. The full run-rate cost savings of approximately $70 million are expected to fully materialize in the third quarter of 2026.

Together, the cost savings from the restructuring and continued sales from YUPELRI are expected to result in the Company generating approximately $60 to $70 million of annualized cash flow, starting in the third quarter of 2026. This cash flow projection is comprised of an estimated $45 to $55 million of Income from Operations (excluding non-cash share-based compensation) and projected Interest and Other Income, and does not include potential income from the $100 million TRELEGY milestone.

The restructuring is expected to impact approximately 50% of the overall workforce. This reduction includes the wind-down of the R&D organization and a decrease of approximately 50% in G&A employees. These actions are expected to be implemented over the next two quarters, and the Company expects to incur approximately $5 to $7 million in one-time cash severance costs related to these actions.

Conference Call

Beginning last quarter, earnings results are being released via press release only. The Company will not host a conference call or webcast to discuss quarterly results.

6 Non-GAAP profit (loss) consists of GAAP net income (loss) before taxes less (i) share-based compensation expense, (ii) non-cash interest expense, and (iii) non-recurring revenue and income items. See the section titled "Non-GAAP Financial Measures" for more information.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Viatris Specialty LLC. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans and objectives, future growth of YUPELRI sales and future royalty payments, the winddown of the Company’s ampreloxetine program and R&D function and significant reduction of its G&A function, the consideration of strategic alternatives for the Company, the ability to provide value to shareholders, the Company’s regulatory strategies, and contingent milestone payments due to the Company from the sale of the Company’s TRELEGY royalty interests. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: factors that could increase the Company’s expenses beyond its expectations and any factors that could adversely affect its profitability, whether the TRELEGY milestone thresholds will be achieved, delays or difficulties in winding down clinical studies, the timing of any potential strategic transaction with respect to the Company, if at all, risks of collaborating with or relying on third parties to develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting the Company are in the Company’s Form 10-K filed with the SEC on March 23, 2026, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Theravance Biopharma provides a non-GAAP metric in this press release. Theravance Biopharma believes that non-GAAP net income (loss) provides meaningful information to assist investors in assessing prospects for future performance and actual performance as they provide better metrics for analyzing the performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets and metrics, such as non-GAAP net income (loss), are not standardized, it may not be possible to compare these measures with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the Company's actual GAAP results and other targets.

Please see the appendix attached to this press release for a reconciliation of non-GAAP net income (loss) to its corresponding measure, net income (loss). A reconciliation of non-GAAP net income (loss) to its corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future.

Contact:

investor.relations@theravance.com

650-808-4045

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2026	2025
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$394,666	$315,357
Receivables from collaborative arrangements	15,584	45,539
Receivables from milestone and royalty assets	-	50,000
Other prepaid and current assets	7,384	7,564
Total current assets	417,634	418,460
Long-term marketable securities	-	11,128
Property and equipment, net	5,539	5,895
Operating lease assets	23,001	24,371
Restricted cash	836	836
Other assets	25,303	24,880
Total assets	$472,313	$485,570

Liabilities and Shareholders' Equity
Current liabilities	$31,775	$38,302
Long-term operating lease liabilities	29,752	31,758
Future royalty payment contingency	32,795	32,795
Unrecognized tax benefits	87,153	85,679
Other long-term liabilities	244	313
Shareholders' equity	290,594	296,723
Total liabilities and shareholders’ equity	$472,313	$485,570

(1)  The condensed consolidated balance sheet as of December 31, 2025 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenue:
Viatris collaboration agreement (1)	$17,699	$15,388
Total revenue	17,699	15,388

Costs and expenses:
Research and development (2)	5,829	11,452
Selling, general and administrative (2)	17,720	18,370
Restructuring expenses (2) (3)	3,633	-
Total costs and expenses	27,182	29,822
Loss from operations	(9,483)	(14,434)
Interest expense (non-cash)	-	(643)
Interest income and other income, net	3,013	939
Loss before income taxes	(6,470)	(14,138)
Provision for income tax benefit	1,537	559
Net loss	$(4,933)	$(13,579)

Net loss per share:
Net loss per share - basic and diluted	$(0.10)	$(0.27)

Shares used to compute net loss per share - basic and diluted	51,279	49,706

Non-GAAP net income (loss)	$639	$(8,618)

(1) While Viatris, Inc. records the total YUPELRI net sales, the Company is entitled to a 35% share of the net profit (loss) pursuant to a co-promotion agreement with Viatris as presented below:

	Three Months Ended March 31,
(In thousands)	2026	2025
YUPELRI net sales (100% recorded by Viatris)	$62,430	$58,344
YUPELRI net sales (Theravance Biopharma implied 35%)	21,851	20,420

(2) Amounts include share-based compensation expense as follows:

	Three Months Ended March 31,
(In thousands)	2026	2025
Research and development	$627	$1,070
Selling, general and administrative	2,849	3,807
Restructuring expenses	1,028	-
Total share-based compensation expense	$4,504	$4,877

(3) Restructuring expenses were comprised of:

	Three Months Ended March 31,
(In thousands)	2026	2025
Cash-related expenses	$2,605	$-
Non-cash related expenses	1,028	-
Total restructuring expenses	$3,633	$-

THERAVANCE BIOPHARMA, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)

(In thousands)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
GAAP net loss	$(4,933)	$(13,579)
Adjustments:
Share-based compensation expense	4,504	4,877
Non-cash interest expense	-	643
Income tax benefit	(1,537)	(559)
Restructuring expense (excl. share-based compensation)	2,605	-
Non-GAAP net income (loss)	$639	$(8,618)